Exhibit 10.8

CUMULUS MEDIA INC.

2011 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This AGREEMENT (this “Agreement”) is made as of                ,     (the “Date of Grant”) by and between Cumulus Media Inc., a Delaware corporation (the “Company”), and                     (the “Optionee”).

1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2011 Equity Incentive Plan (the “Plan”).

2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee an option (the “Option”) to purchase shares of Common Stock (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The Option Shares may be purchased pursuant to this Option at a price of $ per share of Common Stock, subject to adjustment as hereinafter provided (the “Option Price”). The Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

3. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 8 hereof, shall expire ten (10) years from the Date of Grant.

4. Right to Exercise. Subject to the terms of Section 6 hereof, the Option shall be exercisable with respect to:

of the Option Shares on
of the Option Shares on
of the Option Shares on	and
of the Option Shares on	,

if on each respective date the Optionee remains in the continuous employ of the Company or any Subsidiary as of each such date. The Optionee shall not be entitled to acquire a fraction of an Option Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to the Optionee upon the exercise of all or part of this Option.

For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of (i) the transfer of his employment among the Company and any of its Subsidiaries or (ii) his absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries.

5. Option Nontransferable. The Optionee may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution. This Option may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of the Optionee’s legal incapacity, by the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

6. Accelerated Vesting of Option. Notwithstanding the provisions of Section 4 hereof, the Optionee’s right to exercise the Options covered by this Agreement will become immediately vested earlier than the time provided in such section upon the Optionee’s death or Disability that shall occur while the Optionee is an employee of the Company or a Subsidiary. For purposes of this Agreement, “Disability” shall mean (A) the Optionee’s incapacity due to physical or mental illness to substantially perform the Optionee’s duties and the essential functions of the Optionee’s position, with or without reasonable accommodation, on a full-time basis for six (6) months as determined by the Board in its reasonable discretion, and within thirty (30) days after a notice of termination is thereafter given by the Company or a Subsidiary, the Optionee shall not have returned to the full-time performance of the Optionee’s duties; or (B) the Optionee becomes eligible to receive benefits under the long-term disability plan of the Company or any Subsidiary; provided, however, if the Optionee shall not agree with a determination to terminate his employment because of Disability, the question of the Optionee’s disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Optionee. The costs of such qualified medical doctor shall be paid for by the Company.

7. Notice of Exercise; Payment.

(a) To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date.

(b) Payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by the Optionee in the notice of exercise: (i) cash in the form of currency or check or by wire transfer as directed by the Company; (ii) through the surrender to the Company of shares of Common Stock owned by the Optionee for at least six months having a value at the time of exercise equal to the aggregate Option Price; (iii) by a combination of such methods of payment; or (iv) in such other form of consideration as is deemed acceptable by the Board.

(c) As soon as practicable upon the Company’s receipt of the Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.

8. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a) one (1) year following the Optionee’s termination of employment due to the Optionee’s death;

(b) one (1) year following the Optionee’s termination of employment due to Disability;

(c) ninety (90) calendar days following Optionee’s termination of employment other than due to death or Disability;

(d) the date of Optionee’s Termination for Cause; or

(e) ten (10) years from the Date of Grant.

For purposes of this Agreement, “Termination for Cause” shall mean the termination by the Company or any Subsidiary of the Optionee’s employment with the Company or any Subsidiary or the Optionee’s removal from office by the Company as a result of (A) the conviction (or plea of no contest) of the Optionee for any felony or the indictment of the Optionee for any felony including, but not limited to, any felony involving fraud, moral turpitude, embezzlement or theft in connection with the Optionee’s duties or in the course of the Optionee’s employment with the Company or any Subsidiary; (B) the misappropriation, conversion, embezzlement or fraud in connection with the Optionee’s duties or in the course of the Optionee’s employment with the Company or any Subsidiary; (C) conduct by the Optionee that brings the Company or any Subsidiary or affiliate of the Company into substantial public disgrace or disrepute; (D) gross negligence or gross misconduct by the Optionee with respect to the Company or any Subsidiary or affiliate of the Company; (E) the Optionee’s abandonment of the Optionee’s employment with the Company or any Subsidiary; (F) the willful failure by the Optionee to perform the Optionee’s duties under any employment agreement entered into by and between the Optionee and the Company or any Subsidiary (other than any such failure resulting from the Optionee’s Disability), after demand for performance is delivered by the Company that identifies the manner in which the Company believes the Optionee has not performed the Optionee’s duties, if, within three (3) days of such demand, the Optionee fails to cure any such failure capable of being cured; (G) the Optionee’s violation of any restrictive covenant to which the Optionee is bound; (H) the Optionee’s breach of a material employment policy of the Company, which is not cured within three (3) days after written notice thereof to the Optionee; or (I) any other material breach by the Optionee of any employment or other agreement with or policy of the Company or any Subsidiary which is material and which is not cured within thirty (30) days after written notice thereof to the Optionee. In the event that the Optionee’s Termination for Cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Optionee’s entire Option will cease to be exercisable to the extent exercisable as of such termination and will not be or become exercisable after such termination. The Optionee shall be deemed to be an employee of the Company or any Subsidiary if the Optionee is on a leave of absence approved by the Company or any Subsidiary.

9. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by the Option, in the Option Price, and in the kind of securities covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all the Optionee’s rights under this Agreement such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

10. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right to be employed or remain employed by the Company or any Subsidiary, or limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Optionee.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

12. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s written consent, and (b) the Optionee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with the grant of the Option or its exercise.

16. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

18. Withholding Taxes. To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign taxes in connection with any payment made to or benefit realized by the Optionee or other person under this Agreement, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Optionee or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If the Optionee’s benefit is to be received in the form of shares of Common Stock, and the Optionee fails to make arrangements for the payment of tax, the Company or any Subsidiary shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when the Optionee is required to pay the Company or any Subsidiary an amount required to be withheld under applicable income and employment tax laws, the Optionee may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares of Common Stock required to be delivered to the Optionee, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company or any Subsidiary other shares of Common Stock held by the Optionee. In no event shall the Market Value per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. The Optionee shall also make such arrangements as the Company or any Subsidiary may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of any portion of the Option.

19. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, and will be duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five (5) business days after having been mailed or three (3) business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPS, addressed to the Company (to the attention of the General Counsel of the Company) at 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30308 and to the Option at the Optionee’s principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered.

20. Compliance with Section 409A of the Code. To the extent applicable, it is intended that any amounts payable under this Agreement and the Plan and the Company’s and the Optionee’s exercise of authority or discretion hereunder comply with the provisions of Section 409A of the Code and the Treasury regulations relating thereto so as not to subject the Optionee to the payment of the additional tax, interest and any tax penalty which may be imposed under Section 409A of the Code. In furtherance of this intent, to the extent that any provision hereof would result in the Optionee being subject to payment of the additional tax, interest and tax penalty under Section 409A of the Code, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Section 409A of the Code; and thereafter interpret its provisions in a manner that complies with Section 409A of the Code. Each payment under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, no particular tax result for the Optionee with respect to any income recognized by the Optionee in connection with this Agreement is guaranteed, and the Optionee shall be responsible for any taxes, penalties and interest imposed on the Optionee under or as a result of Section 409A of the Code in connection with this Agreement.

21. Acknowledgement. The Optionee acknowledges that the Optionee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has executed this Agreement, as of the day and year first above written.

CUMULUS MEDIA INC.

By:
Name:
Title:

OPTIONEE
Name: